Exhibit 10(r)

SECOND AMENDMENT TO LEASE AND

FIRST AMENDMENT TO SETTLEMENT AGREEMENT

THIS SECOND AMENDMENT TO LEASE AND FIRST AMENDMENT TO SETTLEMENT AGREEMENT (“Amendment”) is entered into as of the 13th day of October, 2006, by and between AETNA LIFE INSURANCE COMPANY, a Connecticut corporation (“Landlord”), AETNA INC., a Pennsylvania corporation (“Aetna, Inc.”) and ING LIFE INSURANCE AND ANNUITY COMPANY., f/k/a Aetna Life Insurance and Annuity Company, a Delaware corporation (“Tenant”).

WHEREAS, Landlord and Tenant entered into that certain Lease Agreement dated as of December 13, 2000 (the “Lease”); and

WHEREAS, Tenant, Landlord and Aetna, Inc., entered in a Settlement Agreement dated as of August 14, 2006 (the “Settlement Agreement”); and

WHEREAS, Landlord and Tenant modified the Lease by First Amendment to Lease dated as of August 14, 2006 (“First Amendment”); and

WHEREAS, Landlord and Tenant wish to further modify the Lease and to modify the Settlement Agreement, as provided herein;

NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration the receipt and legal sufficiency of which is hereby acknowledged Landlord and Tenant hereby agree as follows:

1.            All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Lease, respectively.

2.            Exhibit G-1 to the Lease is amended to provide that Landlord shall have the right without Tenant’s consent, on or after October 31, 2006 (the actual date being referred to herein as the “Transition Date”), to delete the Flower Street surface parking lot (shown on Attachment A to said Exhibit G-1, and referred to herein, as “Lot 7”) from the list of so-called "Preferred Lots" and to substitute for the number of parking spaces currently in said Lot 7 (being 158 spaces), a combination of (i) 79 parking spaces in the existing "Ramp Garage" and (ii) 79 parking spaces in the surface parking lot located at 116 Farmington Avenue (the "Church Lot"), it being understood that the total, aggregate number of parking spaces in the Ramp Garage and in the Church Lot that could be used by Tenant would be 158. Landlord shall provide notice to Tenant of the Transition Date at least fourteen (14) days before the date on which Tenant’s employees and visitors will no longer be able to park in Lot 7. Not later than the business day prior to the Transition Date, Landlord shall distribute new hang tags for the Church Lot (85 hang tags to correspond to the 79 parking spaces in the Church Lot) and activate Tenant ID badges to allow for entry into the Ramp Garage (85 activated Tenant ID badges to correspond to the 79 parking spaces in the Ramp Garage). From and after the Transition Date, Tenant shall have no rights to park in Lot 7, and Landlord shall have no further rights to relocate Tenant parking.

3.	Paragraph 2 of the First Amendment is deleted and the following substituted:

“              2.           Landlord hereby grants Tenant a one-time option (the “Extension Option”) upon exercise of which the Term of the Lease shall be extended to the earlier of (i) March 31, 2008, or (ii) the last day of the seven day period listed in Schedule A attached hereto (“Schedule A”) in which Tenant surrenders possession of the Premises. Upon exercise of the Extension Option, the earlier of the dates stated in the preceding sentence shall be the “Expiration Date” as used in the Lease and paragraph 2 hereof. The Extension Option shall be exercised by delivery of written notice of exercise to Landlord on or before June 30, 2007. For all purposes herein, Tenant shall be deemed to have surrendered possession of the Premises, and shall be deemed no longer in possession of the Premises for purposes of Article 30 of the Lease, upon the occurrence of all of the following:

a.      All of Tenant’s employees have vacated the Premises and Tenant has given written notification to Landlord indicating that all of Tenant’s employees have vacated the Premises;

b.      Tenant having ceased conducting business in the Premises, excluding activities that are incidental to the process of vacating the Premises or are minor in nature and do not materially, adversely affect Landlord’s use of the Premises;

c.     The Tenant’s removal of as much of its trade fixtures, office supplies, movable furniture and equipment (“FFE”) as it is able to remove, using reasonable efforts, as of the Expiration Date; provided that:

(i)            To the extent any FFE remains at the Premises after the Expiration Date, Tenant will use reasonable efforts to remove such FFE as soon as possible, but in no event later than the date (the “Outside Date”) which is fourteen (14) days after the Expiration Date. Any FFE remaining after the Outside Date may be treated by Landlord as abandoned;

(ii)    Tenant will cooperate with Landlord to eliminate or minimize any material, adverse impact that FFE remaining at the Premises during the Period from the Expiration Date until the Outside Date may have on Landlord’s build-out or renovation plans concerning the Premises;

(iii)         During the period from the Expiration Date until the Outside Date, Landlord shall provide reasonable access to the Premises to Tenant, including its employees, agents and contractors, for reasonable purposes incidental to Tenant’s removal of remaining FFE and decommissioning of information technology equipment; and

(iv)         Until the Outside Date, and notwithstanding anything to the contrary provided in the Lease, Landlord will use reasonable efforts to facilitate Tenant’s ability to expeditiously remove FFE from the Premises, both during and outside of Tenant’s Regular Business Hours, by providing access to loading docks, corridors and other such facilities located in portions of the 151 Farmington Avenue complex not within the Premises at such times as are reasonably necessary for Tenant to effectuate the relocation of its business operations and the removal of its FFE, it being expressly understood that for such purposes Tenant will require extraordinary access to such facilities for certain periods of time.

If Tenant fails to satisfy the conditions set forth above as items “a.”, “b.”, “c.” by the Expiration Date, then Tenant shall be deemed to be in holdover of the Premises pursuant to Section 30 of the Lease.

Tenant’s access rights to the Premises after the Expiration Date shall constitute a license only, but shall be subject to all of the indemnity (Sections 20.1 and 20.3) and insurance (Sections 12.3, 12.4, 12.5, 12.6, and 12.7) provisions of the Lease.”

4.	The Lease and Settlement Agreement shall be amended as follows:

(i)     During the Extension Period, Base Rent, Additional Rent, Tax Payments, Operating Expense Payments, and payments for use of the food service and fitness center facilities as described in the Settlement Agreement, shall be payable on a weekly rather than monthly basis (the “Weekly Payments”) for each seven (7) day period listed on

Schedule A, in an amount equal to 1/52nd of the annual amounts that would be due under the Lease and the Settlement Agreement but for this Amendment, which Weekly Payments shall be due and payable in advance on or before the first day of each seven day period listed on Schedule A; and

(ii)    Tenant’s obligation to pay the Weekly Payments shall terminate as of the Expiration Date (subject to the provisions of Section 3 of this Amendment); provided that as of the Expiration Date Tenant shall have surrendered possession of the Premises; and provided further, that if Tenant surrenders possession of Premises before January 1, 2008, then it shall not be obligated to make any Weekly Payments.

5.            Time is of the essence of all of the dates set forth in this Amendment relating to Tenant’s obligations.

6.            Except as expressly stated herein, all the terms and conditions of the Lease, the First Amendment and the Settlement Agreement shall remain in full force and effect and, as modified hereby, such are hereby ratified and confirmed and shall remain in full force and effect. Landlord, Aetna, Inc. and Tenant represent that the respective person executing this Amendment on its behalf has all power and authority necessary to execute this Amendment and to bind such party.

7.            This Amendment may be executed in multiple counterparts with less than all of the signatures of the parties hereto, each such counterpart shall be considered an original, but all of which shall constitute one instrument.

IN WITNESS WHEREOF, the parties have duly executed this Amendment the day and year first above written.

LANDLORD:	TENANT:

AETNA LIFE INSURANCE COMPANY             ING LIFE INSURANCE AND ANNUITY COMPANY

By:	/s/ Wade P. Godin	By:	/s/ Ronald Falkner

Its	Authorized Signatory	Its	Vice President
Wade P. Godin

AETNA, INC.

By:	/s/ Thomas K. Handy

Its	Head of Real Estate Services

SCHEDULE A

Seven Day Period

1/1/08 – 1/7/08
1/8/08 – 1/14/08
1/15/08 – 1/21/08
1/22/08 – 1/28/08
1/29/08 – 2/4/08
2/5/08 – 2/11/08
2/12/08 – 2/18/08
2/19/08 – 2/25/08
2/26/08 – 3/3/08
3/4/08 – 3/10/08
3/11/08 – 3/17/08
3/18/08 – 3/24/08
3/25/08 – 3/31/08